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                                                                                                                       EXHIBIT 12.01
                                                    SOUTHWEST GAS CORPORATION
                                        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                      (Thousands of dollars)
                                                                            For the Twelve Months Ended
                                               -------------------------------------------------------------------------------------
                                               March 31,                                   December 31,
                                               ----------     ----------------------------------------------------------------------
Company (natural gas operations)                  1996           1995           1994           1993           1992           1991
                                               ----------     ----------     ----------     ----------     ----------     ----------
 1. Fixed Charges
    A) Interest expense                        $   52,277     $   52,844     $   48,688     $   40,883     $   35,533     $   38,028
    B) Amortization                                 1,544          1,569          1,426          1,330          1,183          1,089
    C) Interest portion of rentals                  4,492          4,435          4,743          4,556          4,468          4,525
    D) Preferred securities distributions           2,282            913             --             --             --             --
                                               ----------     ----------     ----------     ----------     ----------     ----------
    Total fixed charges                        $   60,595     $   59,761     $   54,857     $   46,769     $   41,184     $   43,642
                                               ==========     ==========     ==========     ==========     ==========     ==========

 2. Earnings (as defined):
    E) Pretax income from
        continuing operations                  $    4,074     $    3,493     $   38,119     $   21,959     $   49,752     $   30,397
       Fixed Charges (1. above)                    60,595         59,761         54,857         46,769         41,184         43,642
                                               ----------     ----------     ----------     ----------     ----------     ----------
    Total earnings as defined                  $   64,669     $   63,254     $   92,976     $   68,728     $   90,936     $   74,039
                                               ==========     ==========     ==========     ==========     ==========     ==========

 3. Ratio of earnings to fixed charges               1.07           1.06           1.69           1.47           2.21           1.70
                                               ==========     ==========     ==========     ==========     ==========     ==========


                                                                            For the Twelve Months Ended
                                               -------------------------------------------------------------------------------------
                                                March 31,                                   December 31,
(Including interest allocated to               ----------     ----------------------------------------------------------------------
discontinued operations)                          1996           1995           1994           1993           1992           1991
                                               ----------     ----------     ----------     ----------     ----------     ----------
 1. Fixed Charges
    A) Interest expense                        $   52,277     $   52,844     $   48,688     $   40,883     $   35,533     $   38,028
    B) Amortization                                 1,544          1,569          1,426          1,330          1,183          1,089
    C) Interest portion of rentals                  4,492          4,435          4,743          4,556          4,468          4,525
    D) Preferred securities distributions           2,282            913             --             --             --             --
    E) Allocated interest                           7,227 [1]      9,636          7,874          7,874          7,333          5,975
                                               ----------     ----------     ----------     ----------     ----------     ----------
    Total fixed charges                        $   67,822     $   69,397     $   62,731     $   54,643     $   48,517     $   49,617
                                               ==========     ==========     ==========     ==========     ==========     ==========

 2. Earnings (as defined):
    F) Pretax income from
        continuing operations                  $    4,074     $    3,493     $   38,119     $   21,959     $   49,752     $   30,397
       Fixed Charges (1. above)                    67,822         69,397         62,731         54,643         48,517         49,617
                                               ----------     ----------     ----------     ----------     ----------     ----------
    Total earnings as defined                  $   71,896     $   72,890     $  100,850     $   76,602     $   98,269     $   80,014
                                               ==========     ==========     ==========     ==========     ==========     ==========

 3. Ratio of earnings to fixed charges               1.06           1.05           1.61           1.40           2.03           1.61
                                               ==========     ==========     ==========     ==========     ==========     ==========


[1] Represents allocated interest through the period ended December 31, 1995.  Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

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